                                  EXHIBIT 99.1

                          RHYTHMS NETCONNECTIONS INC.'S
                   AMENDED AND RESTATED 2000 STOCK AWARD PLAN


                    ORIGINAL PLAN EFFECTIVE DATE: MAY 5, 2000



         I.       PURPOSE OF THE AMENDED PLAN

This Amended and Restated 2000 Stock Award Plan (this "PLAN") is intended to promote the interests of the Corporation by providing eligible Employees of the Corporation with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the employ of the Corporation and to reward them for continuing to provide services to the Corporation.

Capitalized terms used herein and not otherwise defined have the meanings given to them in the attached APPENDIX, which is incorporated by reference herein and made a part hereof.

         II.      ADMINISTRATION OF THE PLAN

                  A. PLAN ADMINISTRATOR. The Plan shall be administered by the Special Stock Committee of the Board, or, in the absence thereof, a committee of one or more Board members appointed by the Board (the Special Stock Committee or such other committee of the Board being referred to herein as the "PLAN COMMITTEE"), or, in the absence of a Plan Committee, by the Board, itself. The Board or the Plan Committee, as the case may be, is referred to herein as the "PLAN ADMINISTRATOR".

                  B. PLAN COMMITTEE. Members of the Plan Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Plan Committee and reassume all powers and authority previously delegated to the Plan Committee.

                  C. ESTABLISHMENT OF RULES. The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan or any Stock Award Agreement (as defined below) issued hereunder as it may deem necessary or advisable. Decisions of the Plan Administrator under the Plan, with respect to the terms of the Plan and any Stock Award Agreement issued thereunder shall be final and binding on the Company and all Stock Award recipients ("GRANTEES").

                  D. SERVICE ON THE PLAN COMMITTEE; INDEMNIFICATION. Service on the Plan Committee shall constitute service as a Board member, and members of the Plan Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Plan Committee. No member of the Plan Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Stock Awards granted under this Amended Plan.

         III.     ELIGIBILITY

                  A. ELIGIBLE EMPLOYEES. Only Employees shall be eligible to receive Stock Awards under the Plan.

                  B. TERMS OF EACH STOCK AWARD.The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, the Employees eligible to receive Stock Awards under the Plan, the time or times when Stock Awards are to be made, the number of shares to be covered by each such Stock Award ("STOCK AWARD SHARES"), the Vesting Schedule (as defined in a Grantee's Stock Award Agreement), if any, applicable to a Grantee's Stock Award Shares and/or any and all such other matters relating, directly or indirectly, to Stock Awards granted hereunder as the Plan Administrator shall determine in its sole and absolute discretion. The terms of each Stock Award may differ, in the discretion of the Plan Committee, and nothing herein shall entitle any Grantee to receive a Stock Award containing all or any of the same terms as may be contained in the Stock Award granted to any other Grantee.

         IV.      STOCK SUBJECT TO THE PLAN

                  A. STOCK AWARD SHARES. The shares of Corporation stock issuable under this Plan as Stock Award Shares shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of Stock Award Shares initially reserved for issuance over the term of the Plan shall be 3,000,000 shares.

                  B. CALENDAR YEAR CAP. No one Employee participating in the Plan may receive Stock Awards for more than 300,000 shares of Common Stock in the aggregate per calendar year.

                  C. REISSUANCE OF STOCK AWARD SHARES. Shares of Common Stock subject to outstanding Stock Awards shall be available for subsequent issuance under the Plan to the extent Stock Awards (i) expire or terminate for any reason prior to vesting or (ii) are cancelled and/or returned to the Company for any reason. Unvested Stock Award Shares issued under this Plan and subsequently cancelled, terminated, repurchased or reacquired by the Corporation for any reason, under any circumstances whatsoever, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for regrant hereunder. However, should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the grant of a Stock Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares subject to such Stock Award.

                  D. RECAPITALIZATION.If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration (a "RECAPITALIZATION"), appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities for which any one Employee may be granted Stock Awards hereunder per calendar year. The adjustments determined by the Plan Administrator shall be final, binding and conclusive on the parties.

         V.       STOCK AWARD TERMS

Shares of Common Stock shall be awarded directly to Employees who have been designated as eligible Grantees of such Stock Awards. Each such Stock Award shall be evidenced by a Stock Award Agreement which complies with the terms specified below.

                  A.       PURCHASE PRICE.

                           1.     Unless specified otherwise by the Plan
Administrator in a Grantee's Stock Award Agreement, each Stock Award share shall be issued at no cost to the Grantee (i.,e., the purchase price of each Stock Award share shall be $0 per share).

                           2.     If the purchase price of a share subject to
a Stock Award is greater than $0, such shares may be issued under such Stock Award for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                                  a. cash or check made payable to the
Corporation, or

                                  b. past services rendered to the
Corporation (or any Parent or Subsidiary) or

                                  c. shares of Common Stock of the Corporation.

                  B.       VESTING PROVISIONS.

                           1.     Stock Award Shares issued under this Plan
may, in the discretion of the Plan Administrator, be fully and immediately vested upon grant or may vest in one or more installments over the Grantee's period of Service or over some other period of time selected by the Plan Administrator, in its sole and absolute discretion, or pursuant to such other vesting schedule as the Plan Administrator may determine at any time and from time to time, in its sole and absolute discretion. The Vesting Schedule for each Stock Award shall be set forth in the Notice of Stock Award and/or Stock Award Agreement for such Stock Award.

                           2. Any new, substituted or additional securities
or other property (including money paid, other than as a regular cash dividend) which a Grantee may have the right to receive with respect to the Grantee's unvested Stock Award Shares by reason of a Recapitalization ("RECAPITALIZATION DISTRIBUTION") shall be issued subject to (a) the same Vesting Schedule applicable to the Grantee's unvested Stock Award Shares and
(b) such escrow arrangements, to hold unvested Stock Award Shares and unvested Recapitalization Distribution, as the Plan Administrator shall deem appropriate, in its sole and absolute discretion. The term "Stock Award Shares" shall include any Recapitalization Distribution shares from and after the date of distribution of such Recapitalization Distribution shares.

                           3. Subject to Article VI. below, a Grantee shall
have full stockholder rights with respect to all Stock Award Shares, whether or not the Grantee's interest in such shares is vested. Accordingly, the Grantee shall have the right to vote such Stock Award Shares and to receive any regular cash dividends paid on such shares.

                           4. Should a Grantee cease to remain in Service
while holding one or more unvested Stock Award Shares, then those shares shall be forfeited, effective as of the date of cessation of the Grantee's Service, and immediately surrendered to the Corporation for cancellation, and the Grantee shall have no further stockholder rights from and after such termination date with respect to those forfeited shares. To the extent the surrendered shares were previously issued to the Grantee for consideration paid in cash or cash equivalent, the Corporation shall repay to the Grantee the cash consideration paid for the surrendered shares.

                           5. The Plan Administrator may, in its sole and
absolute discretion, waive, but only in writing signed and dated by the Plan Administrator and delivered to the Grantee, the surrender and cancellation of one or more unvested Stock Award Shares which would otherwise occur upon the cessation of the Grantee's Service. Such waiver shall result in the immediate vesting of the Grantee's interest in such Stock Award Shares, but only as to the specific Stock Award Shares as to which the waiver expressly applies. Such waiver may be effected at any time, whether before or after the Grantee's cessation of Service.

                  C. CORPORATE TRANSACTIONS/CHANGE IN CONTROL. All unvested Stock Award Shares shall immediately vest, in full, in the event of any Corporate Transaction or Change of Control, except to the extent such accelerated vesting is expressly precluded by the Plan Administrator, in its sole and absolute discretion, in a Grantee's Stock Award Agreement as to all or any portion of the Stock Award Shares subject to such Stock Award Agreement.

                  D. DEFERRED COMPENSATION ARRANGEMENTS.The Plan Committee shall have the authority, in its sole and absolute discretion, upon the request of Grantee to enter into deferred compensation arrangements with any Grantee with respect to any or all of such Grantee's Award Shares on such terms and subject to such conditions as the Plan Committee may determine in its sole and absolute discretion.

         VI.      SHARE ESCROW/LEGENDS

Unvested Stock Award Shares may, in the Plan Administrator's sole and absolute discretion, be held in escrow by the Corporation until the Grantee's interest in such shares vests, or may be issued directly to the Grantee with restrictive legends on the certificates evidencing those unvested shares.

         VII.     TAX WITHHOLDING

                  A. The Corporation's obligation to deliver Stock Award Shares to a Grantee upon the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                  B. The Plan Administrator may, in its discretion, provide any or all Grantees of unvested Stock Award with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                           -  The election to have the Corporation withhold,
from the Stock Award Shares otherwise issuable upon the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the Grantee.

                           - The election to deliver to the Corporation, at
the time the Stock Award Shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the Grantee.

         VIII.    TERM OF THE PLAN

                  A. The Plan shall terminate upon the EARLIER to occur of
(i) May 5, 2010, or (ii) the date on which all Stock Award Shares available for issuance under the Plan shall have been fully awarded and vested. Should the Plan terminate on May 5, 2010, then all unvested Stock Awards outstanding at that time shall continue in full force and effect in accordance with the provisions of this Plan and the applicable Stock Award Agreements.

         IX.      AMENDMENT OF THE PLAN

                  The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, in its sole and absolute discretion. However, no such amendment or modification shall adversely affect the rights and obligations with respect to unvested Stock Awards stock at the time outstanding under the Plan unless the Grantee consents to such amendment or modification.

         X.       USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of Stock Award Shares under the Plan shall be used for general corporate purposes.

         XI.      REGULATORY APPROVALS

                  A. The implementation of the Plan and the grant of any Stock Awards hereunder shall be subject to the Corporation's procurement of all necessary approvals and permits required by regulatory authorities having jurisdiction over the Plan and the Stock Awards granted hereunder.

                  B. No Stock Award Shares shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of a Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is then listed for trading.

         XII.     NO EMPLOYMENT/SERVICE RIGHTS

                  Nothing in the Plan shall confer upon any Grantee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Grantee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

         XIII.    HISTORY

                  On May 5, 2000, the Board adopted the original 2000 Stock Award Plan (the "ORIGINAL PLAN"), which became effective as of that date (the "ORIGINAL PLAN EFFECTIVE DATE"). On July 19, 2000, the Board (A) amended and restated the Plan (in the form of this Plan) to increase (i) the number of Stock Award Shares reserved for issuance over the term of the Plan by 1,800,000 shares, from 1,200,000 shares to 3,000,000 shares, and (ii) the maximum number of Stock Awards that may be granted to any Employee in calendar year by 270,000 shares, from 30,000 shares to 300,000 shares, and
(B) adopted and approved this Plan, effective as of July 19, 2000 (the "FIRST AMENDMENT DATE").

         The Original Plan governed grants of Stock Award Shares thereunder to Grantees from the Original Plan Effective Date through the close of business on the day immediately preceding the First Amendment Date. This Plan governs grants of Stock Award Shares to Grantees hereunder from and after the First Amendment Date.

                                    APPENDIX



         The following definitions shall be in effect under the Plan:

BOARD shall mean the Corporation's Board of Directors.

CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

         (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

         (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

COMMON STOCK shall mean the Corporation's common stock.

CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

         (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

CORPORATION shall mean Rhythms NetConnections Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Rhythms NetConnections Inc. which shall by appropriate action adopt the Plan.

EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

FAIR MARKET VALUE per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the stock exchange, the Nasdaq National Market or such other over-the-counter quotation service on which the Common Stock is then listed. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

FIRST AMENDMENT DATE is defined in Article XIII.

GRANTEE is defined in Article II.C.

1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

ORIGINAL PLAN is defined in Article XIII.

ORIGINAL PLAN EFFECTIVE DATE is defined in Article XIII.

PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

PLAN is defined in Article XIII.

PLAN ADMINISTRATOR is defined in Article II.A.

PLAN COMMITTEE is defined in Article II.A.

PLAN EFFECTIVE DATE shall mean May 5, 2000, the date on which the Original Plan was approved by the Board.

RECAPITALIZATION is defined in Article IV.D.

RECAPITALIZATION DISTRIBUTION is defined in Article V.B.2.

SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee.

STOCK AWARD AGREEMENT shall mean the agreement entered into by the Corporation and the Grantee at the time of the grant of a Stock Award hereunder.

STOCK AWARD SHARES is defined in Article III.B.

SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

VESTING SCHEDULE is defined in the Stock Award Agreement.

WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding taxes to which the Grantee of a Stock Award may become subject in connection with the grant or exercise, as the case may, of such shares.